Exhibit 10.1
Joinder Agreement
THIS JOINDER AGREEMENT (this “Agreement”), dated as of April 15, 2022, is by and among Magnetic Seal LLC, a Delaware limited liability company (the “Subsidiary Guarantor”), Ducommun Incorporated, a Delaware corporation (the “Borrower”), and Bank of America, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) under that certain Amended and Restated Credit Agreement, dated as of November 21, 2018 (as amended, extended, restated, replaced, supplemented or otherwise modified in accordance with the terms thereof from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, Swingline Lender and an L/C Issuer. Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.
The Loan Parties are required by Section 6.13 of the Credit Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.
Accordingly, the Subsidiary Guarantor and the Borrower hereby agree as follows with the Administrative Agent, for the benefit of the Secured Parties:
1.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Credit Agreement and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement and the other Loan Documents as a Guarantor. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Credit Agreement and the other applicable Loan Documents, in each case that are made or applicable to the Subsidiary Guarantor. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with Article X of the Credit Agreement.
2.    Each of the Subsidiary Guarantor (to the extent applicable thereto) and the Borrower hereby agree that all of the representations and warranties contained in Article II and Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date.
3.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Security Agreement, and shall have all the obligations of a “Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting the generality of the foregoing terms of this Paragraph 3, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary Guarantor.
4.    The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a “Pledgor” (as such term is defined in the Pledge Agreement) thereunder as if it had executed the Pledge Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this Paragraph 4, the Subsidiary Guarantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary Guarantor in and to the Pledged Collateral (as such term is defined in Section 2 of the Pledge Agreement) of the Subsidiary Guarantor.
5.    The Subsidiary Guarantor acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each other Loan Document and the schedules and exhibits thereto. The Subsidiary Guarantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    Set forth on Schedule 1 attached hereto is complete and accurate list as of the date hereof of (i) all Subsidiaries, joint ventures and partnerships and other equity investments of the Subsidiary Guarantor, (ii) the number of shares of each class of Equity Interests in each Subsidiary Guarantor outstanding, (iii) the number and percentage of outstanding shares of each class of Equity Interests owned by the Subsidiary Guarantor and its Subsidiaries, (iv) the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.), and (v) identification of each Subsidiary that is an Excluded Subsidiary, a CFC Holdco or an Immaterial Subsidiary. The outstanding Equity Interests in all Restricted Subsidiaries of the Subsidiary Guarantor are validly issued, fully paid and non-assessable and are owned free and clear of all Liens (other than Permitted Liens). There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of the Subsidiary Guarantor (other than as set forth on Schedule 1 attached hereto) or any Restricted Subsidiary thereof, except as contemplated in connection with the Loan Documents.
(b)    Set forth on Schedule 2 attached hereto is a complete and accurate list as of the date hereof of the Subsidiary Guarantor’s (i) exact legal name, (ii) former legal names in the four (4) months prior to the date hereof, if any, (iii) jurisdiction of its incorporation or organization, as applicable, (iv) type of organization, (v) jurisdictions in which the Subsidiary Guarantor is qualified to do business, (vi) chief executive office address, (vii) principal place of business address, (viii) U.S. federal taxpayer identification number, and (ix) organization identification number.
(c)    Set forth on Schedule 3 attached hereto is a list of all Intellectual Property registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by the Subsidiary Guarantor as of the date hereof. Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of such Intellectual Property or the validity or effectiveness of such Intellectual Property, nor does the Subsidiary Guarantor know of any such claim, and, to the knowledge of the Subsidiary Guarantor, the use of such Intellectual Property by such Subsidiary Guarantor or the granting of a right or a license in respect of such Intellectual Property from the Subsidiary Guarantor does not infringe on the rights of any Person. As of the date hereof, none of the Intellectual Property owned by the Subsidiary Guarantor is subject to any licensing agreement or similar arrangement except as set forth on Schedule 3 attached hereto.
(d)    Set forth on Schedule 4 attached hereto is a description of all deposit accounts and securities accounts of the Subsidiary Guarantor as of the date hereof, including (i) in the case of a deposit account, the depository institution and average daily balance (as of the close of business) held in such deposit account and whether such account is an Excluded Deposit and Securities Account, and (ii) in the case of a securities account, the securities intermediary or issuer and the average aggregate daily market value (as of the close of business) held in such securities account, as applicable, and whether such account is an Excluded Deposit and Securities Account.
(e)    Set forth on Schedule 5 attached hereto is a list of all real property located in the United States that is owned or leased by the Subsidiary Guarantor as of the date hereof (in each case, including (i) the number of buildings located on such property, (ii) the property address, and (iii) the city, county, state and zip code which such property is located).

6.    The address and contact information of the Subsidiary Guarantor for purposes of all notices and other communications is the same as the address and contact information for the Borrower as set forth in Schedule 1.01(a) of the Credit Agreement.
7.    The Subsidiary Guarantor hereby waives acceptance by the Administrative Agent and the Secured Parties of the guaranty by the Subsidiary Guarantor under Article X of the Credit Agreement upon the execution of this Agreement by the Subsidiary Guarantor.
8.    The Borrower confirms that the Credit Agreement is, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect. The parties hereto confirm and agree that immediately upon the Subsidiary Guarantor becoming a Guarantor the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the Subsidiary Guarantor under the Credit Agreement and under each other Loan Document.
9.    Each of the Borrower and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts as the Administrative Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement.
10.    This Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Sections 11.14 and 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.
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IN WITNESS WHEREOF, each of the Borrower and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.
SUBSIDIARY GUARANTOR:    MAGNETIC SEAL LLC,
    a Delaware limited liability company
By: /s/ Stephen G. Oswald
Name: Stephen G. Oswald
Title: Chief Executive Officer
BORROWER:    DUCOMMUN INCORPORATED,
a Delaware corporation
By: /s/ Stephen G. Oswald
Name: Stephen G. Oswald
Title: Chairman, President and Chief Executive Officer
Acknowledged, accepted and agreed:
BANK OF AMERICA, N.A.,
as Administrative Agent
By: /s/ Denise Jones
Name: Denise Jones
Title: Vice President

Schedule 1

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Owner	Subsidiary	Number of Shares of Each Class of Equity Interests in Subsidiary Outstanding	Number and Percentage of Outstanding Shares of Each Class of Equity Interests Owned	Class/Nature of Equity Interests
N/A	N/A	N/A	N/A	N/A

Schedule 2

Subsidiary Information

Exact Legal Name	Former Legal Names in Four Months Prior	Jurisdiction of Incorporation	Type of Organization	Jurisdictions Qualified to do Business	Chief Executive Office Address	Principal Place of Business Address	U.S. Taxpayer Identification Number	OIN
Magnetic Seal LLC	Magnetic Seal Corp., a Rhode Island corporation	Delaware	Limited Liability Company	Rhode Island	365 Market St., Warren, RI 02885	365 Market St., Warren, RI 02885	05-0274345	6469997

Schedule 3

Intellectual Property

Pending Patent Applications:

Country	Title	Status	App. No.	Filing Date	Owner
US	Rotary face seal with magnetic puller loading	Pending	15/649,246	07/13/17	Magnetic Seal Corp
US	Rotary face seal with magnetic puller loading with band magnet on seal case	Pending	16/054,540	08/03/18	Magnetic Seal Corp.
EU	Rotary face seal with magnetic puller loading	Pending	17828477.4	07/13/17	Magnetic Seal Corp.
US	Thermodynamic Magnetic Seal	Pending	63/091,836	10/14/20	Magnetic Seal Corp.

Registered Marks:

Country	Trademark	Status	Reg. No. App. No.	Reg. Date App. Date	Owner
US	MAG2SEAL	Registered	5541809 87281596	08/14/2018 12/27/2016	Magnetic Seal Corp.
US	MACHSEAL	Registered	4908453 86705214	03/01/2016 07/27/2015	Magnetic Seal Corp.
US	MAGSEAL	Renewed	1238021 73307387	05/17/1983 04/24/1981	Magnetic Seal Corp.

Schedule 4

Deposit Accounts and Securities Accounts

Deposit Accounts

Subsidiary Guarantor	Account Number	Type of Account	Depository Institution	Excluded Deposit Account? Y/N
Magnetic Seal LLC	841249502	PPP Loan Account	BayCoast Bank	Y
Magnetic Seal LLC	841292056	Secured Savings	BayCoast Bank	Y
Magnetic Seal LLC	841293301	Deposit Account	BayCoast Bank	N
Magnetic Seal LLC	841293327	Payroll Account	BayCoast Bank	Y
Magnetic Seal LLC	841293343	Operating Account	BayCoast Bank	N
Magnetic Seal LLC	841260110	SBA PPP	BayCoast Bank	Y
Magnetic Seal LLC	841333074	Comm RE ARM Loan	BayCoast Bank	Y
Magnetic Seal LLC	150000046376	Payroll Account	Bank Newport	Y
Magnetic Seal LLC	150000046375	Operating Account	Bank Newport	Y
Magnetic Seal LLC	000050886485	Payroll Account	Bank of America	Y

Securities Accounts

Subsidiary Guarantor	Account Number	Type of Account	Depository Institution	Excluded Deposit Account? Y/N
Magnetic Seal LLC	359-21563-1-3	Investment Account	Edward Jones Investment Bank	Y

Schedule 5

Real Properties

Owned Property

Subsidiary Guarantor	Number of Buildings Located on Such Property	Address	City, County, State and Zip Code
N/A	N/A	N/A	N/A

Leased Property

Subsidiary Guarantor	Number of Buildings Located on Such Property	Address	City, County, State and Zip Code
Magnetic Seal LLC	One (1)	365 Market St.	Warren, RI 02885